Exhibit 10.4

COMMUNITY BANK SHARES OF INDIANA, INC.

COMMON STOCK

SUBSCRIPTION AGREEMENT

(JAM EXCHANGE)

THIS SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) dated as of April 21, 2014 is made by and between the undersigned subscribers, JAM Special Opportunities Fund, Investure Global Equity (JAM), LLC and JAM Consolidation Fund, LP (collectively, the “Purchaser”), and Community Bank Shares of Indiana, Inc., an Indiana corporation (the “Company”).

RECITALS

1.          The Company is conducting a private placement (the “Offering”) of 1,120,950 shares of common stock, par value $0.10 per share (the “Common Shares”), at a price of $22.33 per Common Share, upon the terms and subject to the conditions set forth in this Subscription Agreement.

2.          The Company has engaged Sterne Agee & Leach, Inc. (“Sterne Agee” or the “Placement Agent”) to act as placement agent for the offering of the Common Shares.

3.          Purchaser holds beneficial ownership in 3,309_shares (the “Preferred Shares”) of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”) of First Financial Service Corporation, a Kentucky corporation (“FFKY”), and has agreed with the Company to exchange the Preferred Shares for the Contingent Shares (as defined below), subject to and as contemplated by the terms and conditions of this Subscription Agreement.

AGREEMENT

In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

PURCHASE AND SALE OF SECURITIES

1.1        Purchase and Sale Agreement.

(a)          The Purchaser hereby subscribes to purchase from the Company, and the Company agrees to sell to the Purchaser at the Closing (as defined below), that number of Common Shares (the “Contingent Shares”) subscribed for by the Purchaser for a per share and an aggregate purchase price (the “Purchase Price”) all as set forth by the Purchaser on the signature page hereto with the Purchase Price paid in the form of the Purchase Price Consideration (as defined below) and subject to the exchange and closing conditions set forth herein. Contingent Shares will be issued and sold in connection with, and at the same time as, the Company closing the proposed acquisition (the “Acquisition”) of all the common stock in FFKY, as described below in Section 1.2. Subject to the terms and conditions of this Agreement, the Purchase Price for the Contingent Shares shall be paid as follows:

(i)          At Closing, Purchaser shall deliver and transfer to the Company all the Preferred Shares beneficially held by Purchaser as of the date of this Agreement (the “Exchange Shares”), free and clear of all liens, claims and encumbrances, in exchange for the Contingent Shares. The Preferred Shares shall be valued at $1,000.00 per Preferred Share plus the accrued but unpaid dividends due on such Preferred Share as of the date of Closing (the “Preferred Share Value”).

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(1)	In the event the aggregate Preferred Share Value of the Exchange Shares exceeds the aggregate Purchase Price, the Exchange Shares shall be exchanged for all of the Contingent Shares, and the Company shall further purchase the remaining Preferred Shares by paying Purchaser at Closing by wire transfer of immediately available funds the difference between the aggregate Preferred Share Value of the Exchange Shares and the aggregate Purchase Price (the “Excess Redemption Amount”).

(2)	In the event the aggregate Preferred Share Value of the Exchange Shares is less than the aggregate Purchase Price, the Purchaser shall at Closing pay to the Company the difference between the aggregate Purchase Price and the aggregate Preferred Share Value of the Exchange Shares by wire transfer to the Company of immediately available funds (the “Cash Purchase Price”). The combination of the Exchange Shares plus the Excess Redemption Amount or the Cash Purchase Price, as applicable, shall be referred to herein as the “Purchase Price Consideration”.

(b)          The Company intends to enter into subscription agreements (the “Other Subscription Agreements” and collectively with this Subscription Agreement, the “Subscription Agreements”) with other investors (hereinafter referred to herein as the “Other Purchasers” and, collectively with the Purchaser, the “Purchasers”) to purchase Common Shares. The offering of the Common Shares hereunder and in connection with the other Subscription Agreements is the “Offering” is being made in reliance upon the exemptions from securities registration afforded by the Securities Act of 1933, as amended (the “Securities Act”); specifically Section 4(2) of the 1933 Act and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act. Notwithstanding anything contained herein to the contrary, the maximum number of Common Shares to be beneficially owned by the Purchaser after taking into effect the number of shares acquired in the Offering and the Acquisition shall not exceed 9.9% of the Common Shares outstanding after giving effect to all Common Shares issued to all Other Purchasers in the Offering and the Common Shares issued in the Acquisition. Accordingly, to the extent that the number of Common Shares which can be purchased by the Purchaser in connection with this Subscription Agreement is less than would otherwise be allocated to the Purchaser pursuant to the restriction contained in the immediately preceding sentence, the number of Common Shares which will be sold to or exchanged with the Purchaser hereunder shall (unless the Company elects to the contrary) be reduced such that the requirements of this Section 1.1(b) are satisfied, and to the extent necessary to effect the purchase of all of the Preferred Shares, the Excess Redemption Price will be increased.

1.2         Offering Term.

(a)          The Company may sell to the Purchaser and Other Purchasers in the Offering all or a portion of the Common Shares subscribed for by them in accordance with the terms and conditions of this Subscription Agreement and Other Subscription Agreements. The Offering will terminate on December 31, 2014 (which may be extended by the Company up to March 31, 2015 if the closing under the Acquisition Agreement is so extended) or such earlier date that the Company notifies the Purchaser in writing that the Acquisition Agreement has been terminated (the “Expiration Date”).

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(b)         The Company shall notify and confirm to the Purchaser in writing by delivery of a notice (the "Disbursement Notice") that a Disbursement Event (as defined below) has occurred and confirm all conditions to the Closing set forth in Article IV have been satisfied (or are anticipated to be satisfied at Closing) or waived, notice of the closing date of the Acquisition, and setting the Closing Date (as defined below) no earlier than 5 Business Days from the delivery of the Disbursement Notice. At the Closing (as defined below), the Purchaser shall confirm the number of Preferred Shares held by Purchaser and shall pay the Purchase Price by transfer the Exchange Shares and, if applicable, payment of any Cash Purchase Price by wire transfer of immediately available funds to the account designated in such notice by the Company as contemplated by Sections 1.1(a) and 1.2(d) and the Company shall effect the deliveries set forth in Section 1.2(c) below. To the extent the applicable, in the event of the payment of an Excess Redemption Amount, the Company shall by wire transfer of immediately available funds to an account designated by Purchaser effect payment of such amount to Purchaser at the Closing. The transfer of the Exchange Shares and release of funds to the Company and the concurrent issuance of Contingent Shares to the Purchaser shall occur immediately prior to the closing of the Acquisition, and is referred to herein as the “Closing” and the date of such Closing is referred to herein as the “Closing Date.”

“Disbursement Event” shall mean the occurrence of all of the following (a) the Company has entered an Agreement and Plan of Share Exchange (as it may be amended from time to time, the “Acquisition Agreement”) with FFKY with respect to the Acquisition on substantially the terms as set forth on Exhibit A (or terms no less favorable to the Company than such terms on Exhibit A), (b) all conditions to the closing of the Acquisition under the Acquisition Agreement have been satisfied (or are anticipated to be satisfied at the closing thereunder) or waived, and (c) all conditions contemplated to the Closing set forth in this Subscription Agreement have been satisfied (or are anticipated to be satisfied at Closing) or waived.

(c)         The Company shall issue, deliver or cause to be delivered to the Purchaser the following:

(i)          as soon as reasonably practicable following the Closing Date, (A) one or more stock certificates evidencing the Contingent Shares, issuable to the Purchaser at the Closing, registered in the name of the Purchaser, or (B) at Purchaser’s request, evidence of the Contingent Shares in book-entry form with the Company’s transfer agent, evidencing the Contingent Shares issuable to Purchaser at the Closing (all certificates or evidence of Contingent Shares to contain restrictive legends contemplated herein);

(ii)         on or prior to the Closing Date, a certificate evidencing the valid existence and good standing of the Company issued by the Secretary of State of the State of Indiana, as of a recent date before the Closing Date;

(iii)        if applicable, payment of any Excess Redemption Amount; and

(iv)        on or prior to the Closing Date, a certified copy of the certificate or articles of incorporation of the Company, as certified by the Secretary of State of the State of Indiana, as of a recent date before the Closing Date.

(d)         At the Closing, the Purchaser shall deliver and transfer the Exchange Shares to the Company free and clear of all liens, claims and encumbrances, by delivery to the Company of certificates evidencing the Exchange Shares endorsed in blank or accompanied by blank stock powers in form reasonably acceptable to the Company.

1.3         Effectiveness. This Subscription Agreement shall be effective immediately upon receipt by the Company of the Purchaser’s executed Confidential Purchase Questionnaire and IRS Form W-9 (attached hereto as Exhibit B) and delivery by the Company to the Purchaser of an executed counterpart of this Subscription Agreement.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1        Disclosure.

(a)        “Material Adverse Effect” means a material adverse effect on (1) the business, assets, results of operation, financial condition or prospects of the Company or (2) the ability of the Company to consummate timely the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements, and any other documents, agreements and instruments delivered in connection herewith and therewith (collectively, the “Transaction Documents”); provided that with respect to clause (1) a Material Adverse Effect shall not be deemed to include (a) the effects of any change or proposed change in accounting principles, rules or guidelines regarding “mark to market” accounting for financial instruments, (b) any change in general economic conditions in the United States or markets in which the Company, FFKY and their respective subsidiaries operate, or (c) changes in the law or regulations.

(b)          Each party acknowledges that it is not relying upon any representation or warranty not set forth in the Transaction Documents. The Purchaser is aware that it will bear the economic risk of an investment in the Contingent Shares. The Purchaser acknowledges and agrees that in connection with this Offering it never has been represented, guaranteed or warranted by the Company, any of the officers, directors, stockholders, partners, employees or agents of the Company, or any other persons, whether expressly or by implication, that: (a) the Company or the Purchaser will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company’s activities or the Purchaser’s investment in the Company; or (b) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the predictable results of the ownership of the Contingent Shares or of the Company’s activities.

(c)          All references to the “Knowledge” of the Company mean the actual knowledge of (i) the Chief Executive Officer of the Company, (ii) the Chief Financial Officer of the Company, or (iii) the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement, in each case, after reasonable investigation; and all references to the “Knowledge” of the Purchaser mean, if the Purchaser is a natural person, the actual knowledge of the Purchaser, or if the Purchaser is an entity, the actual knowledge of the “executive officers” (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of, or the persons holding equivalent positions with, the Purchaser, in each case after due inquiry.

2.2        Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that as of the date hereof and as of the Closing Date (except to the extent a representation or warranty is restricted to a specified date):

(a)          Organization, Authority and Subsidiaries.

(1)         The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect and, no Proceeding has been instituted, or to the Company’s Knowledge, threatened, in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(2)         The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). Each of Your Community Bank and The Scott County State Bank (collectively, the “Subsidiary Banks”) holds the requisite authority from the Indiana Department of Financial Institutions (the “Indiana Department”) to do business as a state-chartered banking corporation under the laws of the State of Indiana. Each of the Company and the Subsidiary Banks is in compliance with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve”), FDIC, the Indiana Department and any other federal or state bank regulatory authorities (together with the Indiana Department, the Federal Reserve and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over the Company and the Subsidiary Banks, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

(b)         Capitalization.

(1)         The Company has (i) 10,000,000 authorized Common Shares, par value $0.10 per share, of which approximately 3,437,107 shares were outstanding as of March 21, 2014, and (ii) 5,000,000 authorized shares of preferred stock, no par value, of which 28,000 shares are outstanding as of the date hereof.

(2)         All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights.

(3)         Except for any Other Subscription Agreements, the Acquisition Agreement and awards of options, rights and restricted stock grants to purchase or acquire Common Shares pursuant to the Company’s equity compensation plans and agreements which are identified in the SEC Reports (as defined below), there are no options, warrants or other rights, agreements, arrangements or commitments to which the Company is a party or by which the Company is bound relating to the issued or unissued Common Shares of the Company. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of Common Shares pursuant to the Subscription Agreements.

(4)         Except for preferred instruments in statutory trusts owned by third parties under trust preferred security financings of the Company as identified in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock or other equity interests of its “Significant Subsidiaries” (as defined by Rule 1-02(w) of Regulation S-X), free and clear of any liens, claims or other encumbrances, and all of the issued and outstanding shares of capital stock of the Significant Subsidiaries are validly issued and are fully paid, non-assessable and were issued free of preemptive and similar rights to subscribe for or purchase securities. There are no options, warrants or other rights, agreements, arrangements or commitments to which a Significant Subsidiary is a party or by which a Significant Subsidiary is bound relating to the issued or unissued shares of the Significant Subsidiary’s capital stock.

(c)          Authorization of Common Shares. The Common Shares to be issued pursuant to this Subscription Agreement have been duly authorized for issuance by the Company and, when duly issued and delivered by the Company against payment therefor in accordance with this Subscription Agreement, will be duly and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or other similar rights.

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(d)          Authorization of this Subscription Agreement. The Company has the requisite corporate power and authority to enter into this Subscription Agreement and the Other Subscription Agreements and to consummate the transactions contemplated hereby and thereby, and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Common Shares in accordance with the terms hereof and thereof. The Company’s execution and delivery of this Subscription Agreement and the Other Subscription Agreements and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Common Shares in accordance with this Subscription Agreement and the Other Subscription Agreements) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its board of directors or its shareholders in connection therewith. Assuming due authorization, execution and delivery of this Subscription Agreement by the Purchaser, this Subscription Agreement will upon acceptance, execution and delivery by the Company constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally or the rights of creditors of financial institutions, the accounts of whose subsidiaries are insured by the FDIC and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

(e)          SEC Reporting. The Company is subject to, and in material compliance with, the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has made available to each Subscriber through the EDGAR system true and complete copies of each of the Company’s Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K, in each case filed since December 31, 2012 (collectively, the “SEC Reports”), and all such SEC Reports are incorporated herein by reference.  The SEC Reports, when they were filed with the SEC (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and did not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All reports and statements required to be filed by the Company under the Securities Act and the Exchange Act have been filed, together with all exhibits required to be filed therewith. The Company and each of its Significant Subsidiaries are engaged in all material respects only in the business described in the SEC Reports, and the SEC Reports contain a complete and accurate description in all material respects of the business of the Company and the Significant Subsidiaries.

(f)          No Material Changes. Since December 31, 2013, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(g)          Proceedings. There is no litigation or similar proceeding or governmental proceeding pending or, to the Company’s Knowledge, threatened to which the Company or a subsidiary is a party or of which any property of the Company or a subsidiary is the subject that (i) individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or (ii) adversely affects or challenges the legality, validity or enforceability of any of the Subscription Agreements or the issuance of the Common Shares thereunder. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company, except for reviews in the ordinary course of SEC Reports or registration statements. There are no outstanding orders, judgments, injunctions, awards or decrees of any court or governmental authority against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

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(h)        Compliance; Permits.

(1)         Neither the Company nor any subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or a subsidiary under), nor has the Company or a subsidiary received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (as defined below) (whether or not such default or violation has been waived), or (ii) is in violation of, or in receipt of written notice that it is in violation of, any federal, state or foreign law, order, judgment, decree, rule, regulation, policy or guideline, including any law or regulation restricting activities of banking organizations, except where such default or violation has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect . “Material Contract” means any contract of the Company or a subsidiary that is material to the operations, results of operations, assets, liabilities, properties, business, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

(2)         Each of the Company and its subsidiaries has obtained all material licenses, permits, easements, convents and other governmental and regulatory authorizations (“Permits”) currently required for the conduct of its business, and has made all filings, applications and registrations with, any governmental or regulatory authorities that are required in order to carry on its business as presently conducted in all material respects; and all such Permits are in full force and effect and, to the Knowledge of the Company, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current.

(i)          Reports. Since December 31, 2012, each of the Company and its subsidiaries has timely filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Bank Regulatory Authorities and any other applicable federal or state banking authorities, including, without limitation, all financial statements and financial information required to be filed by it under the Federal Deposit Insurance Act and the BHC Act (such financial statements and financial information, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Call Reports”). All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, each of the Company Reports complied in all material respects with all applicable rules and regulations promulgated by the Bank Regulatory Authorities and any other applicable foreign, federal or state securities or banking authorities, as the case may be. None of the Company Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)          Properties. The Company and each of its subsidiaries has good and marketable title in fee simple to all real property and good and valid title to all personal property owned by it, in each case free and clear of all mortgages, pledges, security interests, claims, restrictions, liens, encumbrances and defects or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company and its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, as the case may be. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries owns, or possesses adequate rights to use, all patents, copyrights, trademarks, service marks, trade names and other rights (“Proprietary Rights”) necessary to conduct the businesses now conducted by it in all material respects, and the neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any Proprietary Rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and the Company has no Knowledge of any basis for any such infringement or conflict which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

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(k)          Non-contravention. The execution, delivery and performance by the Company of this Subscription Agreement and the Other Subscription Agreements and the consummation of the transactions herein and therein, contemplated (including, without limitation, the issuance of Common Shares hereunder and thereunder) do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or one of its subsidiaries is a party or by which the Company or one of its subsidiaries is bound or to which any of the property or assets of the Company and/or its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation or bylaws of the Company or one of its subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation applicable to the Company or any of its subsidiaries of any federal, state, local or foreign court or governmental agency (each a “Governmental Entity”), except in the case of clauses (i) and (iii) for such conflicts, breaches, violations, defaults or Repayment Events that would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or a subsidiary.

(l)          Tax Matters. Each of the Company and its subsidiaries has timely filed (taking into account any extensions of time within which to file) all federal, state and local tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from the Company or its subsidiaries by any taxing authority on or prior to the date hereof other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Subscription Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has received written notice from any authority in a jurisdiction where it does not file tax returns that it is subject to taxation in that jurisdiction.

(m)          Brokers. Except for a fee payable to Sterne Agee, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Purchaser for a brokerage commission, finder’s fee or other like payment as a result of the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements.

(n)          Exemption from Registration. Assuming the accuracy of the representations and warranties of the Purchasers in the Subscription Agreements, the offering and sale of the Common Shares pursuant to the Subscription Agreements are exempt from registration under the Securities Act, and any state or foreign securities laws, and such Common Shares have not been registered under the Securities Act or any state or foreign securities laws. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of Common Shares pursuant to this Subscription Agreement or the Other Subscription Agreements.

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(o)          Employment Matters. No labor dispute with the employees of the Company or its subsidiaries exists or, to the Knowledge of the Company, is imminent, which, in the reasonable judgment of the Company, is expected to result, individually or in the aggregate, in a Material Adverse Effect. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement with a third party, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. As of the date of this Subscription Agreement, no material employee has given notice to the Company or its subsidiaries of his or her intent to terminate his or her employment or service relationship with the Company or its subsidiaries.

(p)          Insurance. Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged. All policies of insurance and fidelity or surety bonds insuring each of the Company and its subsidiaries or its business, assets, employees, officers and directors are in full force and effect. All premiums due and payable under all such policies and instruments have been timely paid, and the Company is in compliance with the terms of such policies and instruments in all material respects. As of the date of this Subscription Agreement, there are no claims by the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

(q)          Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained and approval of the Acquisition by Bank Regulatory Authorities, is necessary or required for the performance by the Company of its obligations hereunder, or the consummation by the Company of the transactions contemplated hereby or by the Other Subscription Agreements.

(r)          Not an Investment Company. The Company is not, and immediately following consummation of the transactions contemplated hereby the Company will not be, an “investment company” required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

(s)          OFAC. Neither the Company nor any of its subsidiaries nor, to the Company’s Knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the sale of Common Shares, or knowingly directly or indirectly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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(t)          Bank Secrecy Act; Money Laundering Laws; Unlawful Payments. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, also known as the Bank Secrecy Act, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity having jurisdiction over the Company and its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or its subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (v) made any payment of funds to the Company or its subsidiaries, or received or retained funds, in violation of any law, rule or regulation.

(u)          Environmental. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, result in a Material Adverse Effect.

(v)         Independent Auditors; Internal Accounting Controls. The auditors of the Company who certify the Company’s financial statements are, to the best knowledge of the Company, independent public auditors of the Company within the meaning of the Securities Act and the Exchange Act rules and regulations. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

(w)          ERISA. Each of the Company and its subsidiaries has fulfilled, in all material respects, its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations promulgated thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and the regulations thereunder), which is maintained by the Company and its subsidiaries for their employees, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the regulations thereunder. Neither the Company nor any subsidiary has incurred any unpaid liability under Title IV of ERISA to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan.

(x)          Agreements with Regulatory Agencies; Compliance with Certain Banking Regulations. Neither the Company nor any subsidiary is as of the date of this Subscription Agreement subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking, or is subject to any capital directive by, or has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor as of the date of this Subscription Agreement has the Company or any of its subsidiaries been advised by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. Neither the Company nor any subsidiary will as of the Closing Date be subject to, or have been advised by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such, Regulatory Agreement that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(y)          Well Capitalized. As of December 31, 2013 and as of the date hereof and the Closing Date, each of the Subsidiary Banks meets or exceeds the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(z)          Mortgage Banking Business. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i)          Each of the Company and its subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its subsidiaries satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any subsidiary and any Agency, Loan Investor or Insurer (each as defined below), (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii)         No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its subsidiaries or (C) indicated in writing to the Company or any of its subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its subsidiaries’ compliance with laws,

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For purposes of this Section 2.2(aa): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the Government National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(aa)         Risk Management Instruments. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2012, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of any of the Company’s subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or any of its subsidiaries, enforceable in accordance with its terms. Neither the Company nor any of its subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(bb)         Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(cc)         Registration Rights. Other than with respect to registration rights granted in this Subscription Agreement and the Other Subscription Agreements and as may be contemplated by the Acquisition Agreement, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(dd)         Application of Takeover Protections; Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its board of directors have taken all action necessary to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation or bylaws or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Purchaser as a direct consequence of the transactions contemplated by this Subscription Agreement, including, without limitation, the Company’s issuance of the Contingent Shares and the Purchaser’s ownership of the Contingent Shares.

(ee)         Change in Control. After receipt of any necessary waivers which will be obtained prior to Closing, the issuance of the Common Shares pursuant to the Subscription Agreements will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

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(ff)         Common Control. Assuming the accuracy of the representations and warranties of the Purchaser and each Other Purchaser in the Subscription Agreements, the Company is not and, after giving effect to the offering and sale of the Common Shares pursuant to the Subscription Agreements, will not be under the control (as defined in the BHC Act and the Federal Reserve’s Regulation Y (12 CFR Part 225) (“BHC Act Control”) of any company (as defined in the BHC Act and the Federal Reserve’s Regulation Y). The Company is not in BHC Act Control of any federally insured depository institution other than the Subsidiary Banks. The Subsidiary Banks are not under the BHC Act Control of any company (as defined in the BHC Act and the Federal Reserve’s Regulation Y) other than Company. Neither the Company nor any the Subsidiary Banks controls, in the aggregate, more than five percent of the outstanding voting class, directly or indirectly, of any federally insured depository institution, other than the Company’s ownership interest in the Subsidiary Banks and such control of FFKY and its subsidiaries as would be effected in the Acquisition.

(gg)         No Registration. Assuming the accuracy of the representations and warranties made by the Purchaser in this Subscription Agreement and by the Other Purchasers in the Other Subscription Agreements, the issuance and sale to the Purchaser of the Contingent Shares, in the manner contemplated by this Subscription Agreement are exempt from the registration requirements of the Securities Act and applicable state securities laws or are in compliance therewith.

(hh)         No Integrated Offering. Neither the Company, nor any person acting on its behalf, has, directly or indirectly made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Common Shares sold in the Offering, including the Contingent Shares, under the Securities Act, whether through integration with prior offerings or otherwise.

2.3         Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that as of the date hereof:

(a)          The Purchaser understands and acknowledges that (i) the offering and sale of the Common Shares are intended to be exempt from registration under the Securities Act as securities issued in a transaction not involving any public offering, (ii) the Common Shares have not been registered under the Securities Act or any state or foreign securities laws, and (iii) the Company has represented to the Purchaser that the Contingent Shares have been offered and sold by the Company in reliance upon the foregoing exemption from registration as well as corresponding exemptions from registration under any applicable state securities laws. The Purchaser further understands and acknowledges that the Contingent Shares will be considered “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Contingent Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.

(b)          The Purchaser represents and warrants that it is purchasing the Contingent Shares for its own account, for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Contingent Shares pursuant to an exemption from registration available under the Securities Act or any other applicable securities law. The Purchaser agrees to furnish an opinion of counsel acceptable to the Company to the effect that any proposed assignment, sale, transfer, exchange or other disposition of the Contingent Shares, other than (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) pursuant to Rule 144 under the Securities Act (provided that the transferor provides the Company with reasonable assurances (in the form of seller representation letters) that such securities may be sold pursuant to such rule), complies with applicable federal and state securities laws and regulations.

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(c)          The Purchaser represents and warrants that Sterne Agee is not acting as a fiduciary or financial or investment adviser for the Purchaser. The Purchaser represents and warrants that none of the Company or Subsidiary Banks is acting as a fiduciary or financial or investment adviser for the Purchaser.

(d)          The Purchaser represents and warrants that it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Placement Agent or its advisors and agents.

(e)          The Purchaser acknowledges that it has conducted a review and analysis of the business, assets, condition, operations and prospects of the Company, together with the representations and warranties of the Company set forth in this Subscription Agreement that the Purchaser considers sufficient for purposes of the purchase. The Purchaser represents and warrants that (a) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary, (b) it has had a reasonable opportunity to ask questions of and receive answers from officers of the Company concerning the Company’s financial condition and results of operations and the purchase of the Contingent Shares, and any such questions have been answered to its satisfaction, (c) it has had the opportunity to review all publicly available records and filings concerning the Company and FFKY and it has carefully reviewed such records and filings that it considers relevant to making an investment decision, and (d) it has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary. The Purchaser further represents and warrants that, except for the Company’s management, no person has been authorized by the Company to make any representations or warranties concerning the Company, including as to the accuracy or completeness of the information contained in this Subscription Agreement.

(f)          The Purchaser represents and warrants that it is an “accredited investor” within the meaning of Rule 501 under Regulation D promulgated under the Securities Act, and that:

(1)          The information contained in the Purchaser’s Confidential Purchaser Questionnaire is complete, accurate, and true in all respects, and the Purchaser agrees to notify and supply corrective information promptly to the Company if any such information was inaccurate or incomplete;

(2)          By reason of the Purchaser’s knowledge and experience in financial and business matters, or that of the Purchaser’s financial advisor, the Purchaser is capable of evaluating the merits and risks of an investment in the Contingent Shares and of protecting the Purchaser’s own interests in connection with the transaction;

(3)          The Purchaser understands that neither the Commission nor the securities administrator of any state or other jurisdiction nor any other regulatory authority has made any finding or determination relating to the fairness or merits of this investment and that neither the Commission nor the securities administrator of any state nor any other regulatory authority has recommended or endorsed, or will recommend or endorse, the offering of the securities purchased hereby;

(4)          The Purchaser acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by it and that no public solicitation or advertisement with respect to the offering of the securities purchased hereby has been made to it.

(5)          No person has made any direct or indirect representation or warranty of any kind to the Purchaser with respect to the economic return which may accrue to the Purchaser; and

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(6)          The Purchaser satisfies any additional suitability requirements as may be applicable to Purchaser under applicable state or other securities laws.

(g)          Assuming the accuracy of the representations and warranties of the Company contained in this Subscription Agreement, after giving effect to the issuance and sale of the Contingent Shares to be sold hereunder and Common Shares to be issued in the Acquisition, the Purchaser, either acting alone or together with any other person that may be affiliated with the Purchaser, or deemed to be acting in concert with the Purchaser under the Change in Bank Control Act of 1978, as amended (the “CBC Act”), 12 C.F.R. § 5.50 or 12 C.F.R. § 225.2, will not beneficially own, control or have the power to vote in excess of 9.9% of the shares of Common Shares outstanding. Without limiting the foregoing, the Purchaser represents and warrants that the Purchaser: (i) has no present intention of acquiring control (“Control”) of the Company, as “control” is defined in 12 C.F.R. § 5.50 or 12 C.F.R. §§ 225.2; (ii) will not acquire Control in the future without the prior approval of the applicable Bank Regulatory Authority with respect to the Company; (iii) is not participating and has not participated with any person in any agreement, joint activity or parallel action towards a common goal between or among such persons of acquiring Control of the Company; (iv) knows of no other person holding Common Shares, or presently proposing to acquire Common Shares, that is (A) a member of the Purchaser’s immediate family (if the Purchaser is an individual), (B) under common Control with the Purchaser, or (C) a controlling shareholder, partner, trustee, officer, or director of the Purchaser or has policy-making functions with respect to the Purchaser, unless, with regard to this Section 2.3(g), all such persons together with the Purchaser would, after giving effect to the issuance and sale of the Common Shares in the Offering, including Contingent Shares, and Common Shares to be issued in the Acquisition, beneficially own no more than 9.9% of the issued and outstanding Common Shares in the Company, subject to applicable determinations of non-control by applicable Bank Regulatory Authorities; (v) has reached a decision, independent from the Other Purchasers, to acquire the Contingent Shares; and (vi) except as contemplated by this Subscription Agreement, will not, without first determining whether the prior approval of the applicable Bank Regulatory Authority is required and, if such approval is required, obtaining such approval, directly or indirectly seek to appoint any director or executive officer to the Company or otherwise attempt to direct the management or policies of the Company (it being understood that the foregoing shall not limit the Purchaser’s right to vote its shares at any shareholders’ meeting or pursuant to a written request sought by the Company or to act in a manner that is consistent with passivity commitments made by the Purchaser to a Bank Regulatory Authority). This Section 2.3(g) shall not apply to any Purchaser that is, as of the date hereof, a director or executive officer of the Company or an immediate family member of a director or executive officer of the Company or an affiliate of a director or executive officer of the Company or affiliate of an immediate family member of a director or executive officer of the Company.

(h)          The Purchaser represents and warrants that on each day from the date on which it acquires any Contingent Shares through and including the date on which it disposes of all such interests, either (i) it is not (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) which is subject to the provisions of Part 4 of Subtitle B of Title I of ERISA, or any entity whose underlying assets include the assets of any such plan (an “ERISA Plan”), (b) any other “plan” (as defined in Section 4975(e)(1) of the United States Internal Revenue Code of 1986, as amended (the “Code”)) which is subject to the provisions of Section 4975 of the Code or any entity whose underlying assets include the assets of any such plan (a “Plan”), (c) an entity whose underlying assets include the assets of any such ERISA Plan or other Plan by reason of Department of Labor regulation section 2510.3-101 or otherwise, or (d) a governmental or church plan that is subject to any federal, state or local law which is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (a “Similar Law”); or (ii) the purchase, holding and disposition of any Contingent Shares by it will satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption, or, in the case of a plan subject to a Similar Law, will not result in a non-exempt violation of such Similar Law. The Purchaser further represents and warrants that the Purchaser is not a participant-directed employee plan, such as a 401(k) plan, or any other type of plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A promulgated under the Securities Act, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, unless investment decisions with respect to the plan are made solely by the fiduciary, trustee or sponsor of such plan.

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(i)          The Purchaser represents and warrants that the execution, delivery, and performance by the Purchaser of this Subscription Agreement are within the powers of the Purchaser, have been duly authorized by all necessary action on the part of the Purchaser, and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Purchaser is a party or by which the Purchaser is bound, except for such conflicts, breaches, defaults, or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder; and, if the Purchaser is not an individual, will not violate any provision of the charter documents, bylaws, indenture of trust, or partnership agreement, as applicable, of the Purchaser. The signatures on the Subscription Agreement are genuine, and the signatory, if the Purchaser is an individual, has legal competence and capacity to execute the same, or, if the Purchaser is not an individual, the signatory has been duly authorized to execute the same; and the Subscription Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms subject to the Enforceability Exceptions.

(j)          The Purchaser certifies that, after giving effect to the purchase of the Contingent Shares and the issuance of contemplated shares in the Acquisition, and assuming the accuracy of the Company’s representations and warranties and the satisfaction of all Closing conditions set forth in this Subscription Agreement, the Purchaser and all of its affiliates on an aggregate basis will not beneficially own, control or have the power to vote more than 9.9% of the outstanding Common Shares. The Purchaser does not have any agreement, arrangement or understanding with any person (other than the Company) to acquire, dispose of or vote any securities of the Company, provided, however, that such decisions regarding the acquisition, disposition or voting of such securities may be made by Purchaser’s investment advisor, who may also act as the investment advisor to Other Purchasers in the Offering.

(k)          The Purchaser represents and warrants that it has been given access to information regarding the Company (including the opportunity to meet with officers of the Company) and has utilized such access to its satisfaction for the purpose of obtaining such information concerning the Company and the Contingent Shares as the Purchaser has deemed necessary to make an investment decision.

(l)          The Purchaser represents and warrants that (i) it holds record and beneficial ownership of the Exchange Shares as of the date of this Subscription Agreement, free and clear of all liens, claims and encumbrances, (ii) no Person, other than the Company pursuant to this Subscription Agreement and Purchaser, has any interest in such Preferred Shares or any right to acquire any interest in the Exchange Shares, and (iii) subject to the terms and conditions of this Agreement, at Closing, the record and beneficial ownership of all of the Exchange Shares will be transferred to the Company free and clear of all liens, claims and encumbrances.

ARTICLE III

OTHER AGREEMENTS

3.1         The Company agrees with the Purchaser as follows:

(a)          Use of Proceeds. The Company will use the proceeds received by it from the sale of the Contingent Shares as working capital for the Company’s general purposes.

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(b)          Blue Sky Qualifications. The Company will use its best efforts to file such notices and other documents in such states and other jurisdictions (domestic or foreign) as may be required consistent with the qualification of the Offering as an exempt private offering and to continue to make such filings consistent with such exemption as may be required under Regulation D under the Securities Act or the applicable laws and regulations of such states and other jurisdictions for a period of not less than one year from the final Closing. In each jurisdiction in which the Contingent Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the final Closing. Notwithstanding the foregoing, the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(c)          Publicity. The Company may publicize and disclose this Subscription Agreement and the transactions contemplated hereby, provided that except, upon the advice of counsel to the Company, as required by applicable law or the rules of any stock exchange, no public disclosure shall name the Purchaser or any affiliate or investment advisor of the Purchaser without the Purchaser’s prior written consent.

(d)          Most Favored Nation. The Company shall not enter into any additional, or modify any existing, agreements with any existing or future investors in the Company pursuant to this Offering (including any Other Subscription Agreements entered into with the Other Purchasers) that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Purchaser by this Subscription Agreement, unless, in any such case, the Purchaser has been provided with such rights and benefits. Notwithstanding the foregoing, (i) the Acquisition Agreement and Acquisition shall not violate this Section 3.1(d) and (ii) provisions of other Subscription Agreements permitting the purchase price for Common Shares to be paid in all cash shall not give rise to any rights of Purchaser under this Section 3.1(d).

(e)          Reservation of Common Shares; Listing. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the number of Common Shares issuable pursuant to this Subscription Agreement and the Other Subscription Agreements. The Company agrees from and after issuance to use reasonable best efforts to cause the Contingent Shares to be listed on each national securities exchange on which similar securities issued by the Company are then listed.

(f)          Registration Rights.

(1) Subject to the terms and conditions of this Subscription Agreement, the Company covenants and agrees that as promptly as practicable after the Closing Date (and in any event no later than 90 days after the Closing Date), the Company shall prepare and file with the Commission a Shelf Registration Statement (as defined below) covering the Contingent Shares and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires) and in compliance with the Securities Act and usable for resale of such Contingent Shares for a period from the date of its initial effectiveness until the earlier of (A) such time as there are no Contingent Shares remaining held by Purchaser or (B) the Company is able to remove the restrictive legends on the certificates evidencing the Contingent Shares (or issue new certificates for such Contingent Shares without such restrictive legend in cancellation of outstanding certificates with the restrictive legend) due to the fact the Purchaser is not an “affiliate” of the Company within the meaning of Rule 144 and the Purchaser has held the Contingent Shares for a period of one year or more (the “Registration Rights Expiration”). This Section 3.1(f) shall be of no further effect after the date of the Registration Rights Expiration. Purchaser agrees to provide reasonable cooperation in certifying to the Company applicable facts to permit removal of any restrictive legend or issuance of new certificates without such legend.

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(2) Any registration pursuant to Section 3.1(f)(1) shall be effected by means of a shelf registration on an appropriate form under Rule 415 under the Securities Act (a "Shelf Registration Statement"). The Shelf Registration Statement shall be on Form S-3 if it is then available for resale of the Contingent Shares, but in the event that Form S-3 is not available for the registration of the resale of the Contingent Shares hereunder, the Company shall use commercially reasonable efforts to register the resale of the Contingent Shares on another appropriate form and maintain the effectiveness thereof. The Company shall not be required to effect a registration pursuant to Section 3.1(f)(1), or may require Purchaser to refrain from any offering using the Shelf Registration Statement, if the Company has notified the Purchaser that in the good faith judgment of the Company’s board of directors, it would be materially detrimental to the Company or its securityholders for such registration or offering to be effected at such time, in which event the Company shall have the right to defer such registration or offering for a period of not more than 45 days; provided that such right to delay a registration or offering shall be exercised by the Company (1) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (2) not more than three times in any 12-month period and not more than 90 days in the aggregate in any 12-month period.

(3) Expenses of Registration. All expenses or registering any of the Contingent Shares, including registration fees, fees and disbursement of counsel to the Company, fees and disbursements of the Company’s accountants and costs of printing shall be borne by the Company. All discounts, selling commissions and stock transfer taxes applicable to the sale of the Contingent Shares, and fees and disbursements of counsel for Purchaser, incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

(4) Obligations of the Company. The Company shall use its reasonable best efforts, for so long as there are Contingent Shares outstanding and held by Purchaser, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act). In addition, whenever required to effect the registration of any Contingent Shares or facilitate the distribution of Contingent Shares pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(A)Prepare and file with the Commission a prospectus supplement with respect to a proposed offering of Contingent Shares pursuant to an effective registration statement, subject to Section 3.1(f)(1), keep such registration statement effective and keep such prospectus supplement current until the securities described therein are no longer held by Purchaser.

(B) Prepare and file with the Commission such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

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(C) Furnish to the Purchaser and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Contingent Shares owned or to be distributed by them.

(D) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Purchaser or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by Purchaser; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(E) Notify Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(F) Give written notice to Purchaser:

(i) when any registration statement filed pursuant to Section 3.1(f) or any amendment thereto has been filed with the Commission (except for any amendment effected by the filing of a document with the Commission pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Company’s commons stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

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(G) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement.

(5) Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, the Purchaser shall forthwith discontinue disposition of the Contingent Shares until the Purchaser has received copies of a supplemented or amended prospectus or prospectus supplement, or until the Purchaser is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the Purchaser shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Purchaser’s possession, of the prospectus and, if applicable, prospectus supplement covering such Contingent Shares current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.

(6) The Purchaser shall not use any free writing prospectus (as defined in Rule 405) in connection with the sale of Contingent Shares without the prior written consent of the Company. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.1(f) that the Purchaser shall furnish to the Company such information regarding themselves, the Contingent Shares held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of the Contingent Shares.

(7) Purchaser acknowledges that similar registration rights contained in this Section 3.1(f) may be extended to the Other Purchasers and Purchaser’s Contingent Shares may be registered by the Company on the same Shelf Registration Statement as the Common Shares held by the Other Purchasers.

(8) The rights under this Section 3.1(f) may be waived or the time periods extended by the affirmative written consent of holders of two-thirds (2/3) of the Common Shares sold in the Offering and that remain subject to the rights under this Section 3.1(f) (or registration rights under a similar section of any Other Subscription Agreement in the Offering).

(g)          Purchaser hereby agrees to the imprinting on certificates for the Contingent Shares, or the coding of Contingent Shares held in book entry form, of the following legends on the Contingent Shares purchased pursuant to this Subscription Agreement, in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER FEDERAL SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER FEDERAL SECURITIES LAWS AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

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(h)         Indemnification of Purchaser. The Company will indemnify and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons (as defined below) with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, an “Indemnified Person”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Person may suffer or incur as a result of (i) any breach, or alleged breach, of any of the representations, warranties, covenants or agreements made by the Company in this Subscription Agreement, the Other Subscription Agreements or in any related transaction document or (ii) any action instituted against an Indemnified Person in any capacity, or any of them or their respective affiliates, by any shareholder of the Company who is not an affiliate of such Indemnified Person, with respect to any of the transactions contemplated by this Subscription Agreement. The Company will not be liable to any Indemnified Person under this Subscription Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Person in this Subscription Agreement or in any related transaction documents or attributable to the gross negligence or willful misconduct on the part of such Indemnified Person. For the purposes of this Subscription Agreement, the term “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization or governmental authority.

(i)          Conduct of Indemnification Proceedings. Promptly after receipt by any Indemnified Person of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 3.1(h), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, that the Company shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons. The Company shall not be liable for any settlement of any proceeding affected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

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(j)          Preferred Shares. Purchaser agrees that prior to the earlier of the Closing or termination of this Subscription Agreement, Purchaser will not transfer any interest in the Preferred Shares it owns as of the date of this Agreement and will not grant any Person, other than the Company pursuant to this Subscription Agreement, any rights with respect to such Preferred Shares. Purchaser agrees to cooperate with the Company in good faith to amend this Subscription Agreement to restructure the exchange of the Preferred Shares, including the timing of the exchange, if requested by the Company in order to satisfy the request of any Regulatory Banking Authority in obtaining any approval or to otherwise avoid violation of any applicable law (e.g. any business combination law impacting the Acquisition), provided that such amendment and restructuring does not have an adverse impact on the economic benefit to or taxes of Purchaser and the rights of Purchaser under this Subscription Agreement are not diminished thereby.

ARTICLE IV

CONDITIONS PRECEDENT TO CLOSING

4.1         Conditions Precedent to Obligations of Purchaser. The obligation of the Purchaser to transfer the Exchange Shares and fund amounts pursuant to Section 1.2(b) on the Closing Date is subject to the fulfillment to the Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser:

(a)         Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct, except for such failures to be true and correct as, individually or in the aggregate, would not constitute a Material Adverse Effect, as of the date when made and as of the Closing Date, as though made on and as of such date (except for such representations and warranties that are restricted to a specified date).

(b)         Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date.

(c)         No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Subscription Agreement.

(d)         Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Contingent Shares at the Closing, all of which shall be and remain so long as necessary in full force and effect, including and any and all consents, permits, approvals, registrations and waivers necessary for consummation of the exchange of the Exchange Shares.

(e)         Acquisition. The Company has entered into the Acquisition Agreement with FFKY with respect to the Acquisition, such Acquisition Agreement remains in full force and effect as of the Closing Date and all conditions to the closing of the Acquisition under the Acquisition Agreement have been satisfied (or are satisfied at the closing thereunder) or waived and the closing of the Acquisition shall occur at the same time as of the Closing of the issuance and sale of the Contingent Shares.

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(f)          Officer’s Certificate. The Company shall have delivered to the Purchaser a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that (i) since the date of execution of the Subscription Agreement, no event or series of events has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) the representations and warranties of the Company were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Date except for such failures to be true and correct as, individually or in the aggregate, would not be material and do not constitute a Material Adverse Effect; and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date . Such certificate shall also state the total number of outstanding Common Shares of the Company after giving effect to the issuance of the Common Shares issued at the Closing.

(g)         Opinion of Counsel for Company. On the Closing Date, the Purchaser shall have received a copy of the favorable opinion in substantially the form of Exhibit C, dated as of the Closing Date, of Stoll Keenon Ogden PLLC, counsel for the Company, delivered to the Placement Agent, which opinion shall state therein that the Purchaser is entitled to rely thereon.

(h)         Termination. The obligation of the Purchaser to acquire Contingent Shares shall not have been terminated pursuant to Section 5.13(a).

(i)          Other Purchasers. The Other Purchasers shall be simultaneously delivering their respective investment under the Other Subscription Agreements to the Company (or the Company shall be receiving replacement funds for any investment under an Other Subscription Agreement which is not being simultaneously delivered).

(j)          Excess Redemption Amount. The Company shall have delivered the Excess Redemption Amount to the Purchaser, if applicable.

(k)         Disbursement Event. The Disbursement Event shall have occurred.

(l)          Change of Control. The Company shall have received any necessary waivers such that the issuance of the Common Shares pursuant to the Subscription Agreements will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

(m)        NASDAQ Listing. The Company shall have received any required approval (or if approval is not required, provided any required notices) to list the Contingent Shares on the Nasdaq Capital Market or such other national securities exchange on which similar securities issued by the Company are then listed.

(n)        Stockholder Approval. The Company shall have obtained the approval of its stockholders for the issuance and sale of the Contingent Shares hereunder as required by the rules of the Nasdaq Capital Market.

4.2        Conditions Precedent to Obligations of Company. The obligation of the Company to issue and sell the Contingent Shares on the Closing Date is subject to the fulfillment to the Company’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Company:

(a)         Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct, except for such failures to be true and correct as, individually or in the aggregate, would not be material or constitute a Material Adverse Effect, as of the date when made and as of the Closing Date, as though made on and as of such date (except for such representations and warranties that are restricted to a specified date.

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(b)        Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date.

(c)        No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Subscription Agreement.

(d)       Consents. The Company shall have obtained the approval of its stockholders for the issuance and sale of the Contingent Shares hereunder as required by the rules of the Nasdaq Capital Market and any and all consents, permits, approvals, registrations and waivers necessary for consummation of the exchange of the Exchange Shares, all of which shall be and remain so long as necessary in full force and effect.

(e)         Acquisition. The Company has entered into the Acquisition Agreement with FFKY with respect to the Acquisition, such Acquisition Agreement remains in full force and effect as of the Closing Date and all conditions to the closing of the Acquisition under the Acquisition Agreement have been satisfied (or are satisfied at the closing thereunder) or waived.

(f)          Termination. The obligation of the Purchaser to acquire Contingent Shares shall not have been terminated pursuant to Section 5.13(a).

(g)         Purchase Price. The Purchaser shall have delivered the Purchase Price to the Company at the Closing in the manner contemplated by this Agreement, including transfer to the Company of record and beneficial ownership in the Exchange Shares, free and clear of all liens, claims and encumbrances.

ARTICLE V

MISCELLANEOUS

5.1         Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth below or on the signature pages attached hereto (or by e-mail to the e-mail address set forth below or on the signature pages attached hereto) prior to 5:30 p.m. (New York City time) on a day on which the Nasdaq Capital Market is open for trading (a “Trading Day”), (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth below or on the signature pages attached hereto (or by e-mail to the e-mail address set forth below or on the signature pages attached hereto) on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below and on the signature pages attached hereto.

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To the Company:	Community Bank Shares of Indiana, Inc.
101 West Spring Street
New Albany, IN 47150
Facsimile: (812) 981-7379
E-mail: pchrisco@cbshares.com
Attention: Paul A. Chrisco
Executive Vice President & Chief Financial Officer

with a copy to:	Stoll Keenon Ogden PLLC
300 West Vine Street, Suite 2100
Lexington, Kentucky 40507
Facsimile: (859) 246-3662
E-mail: david.smith@skofirm.com
Attention: J. David Smith, Jr., Esq.

To the Purchaser:	At the address set forth on the signature page hereto.

5.2         This Subscription Agreement shall not be changed, modified or amended except in writing and signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

5.3         Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and assigns. If the Purchaser is more than one person, the obligation of such Purchaser shall be joint and several and the agreements, representations, warranties, covenants and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors and legal representatives. The rights and obligations of the parties may not be assigned (whether by assignment, operation of law or otherwise) except in the event of a merger, consolidation or other reorganization undertaken for a reason other than to assign a party’s obligation, under this Subscription Agreement.

5.4         This Subscription Agreement contains the entire agreement of the parties with respect to the matters set forth herein, and supersedes any prior subscription agreement between the parties with respect to the Common Shares subscribed for hereunder, and there are no representations, covenants or other agreements except as stated or referred to herein; provided, however, that, if applicable, any confidentiality agreement between the Company and the Purchaser shall remain in full force and effect except to the extent inconsistent with this Subscription Agreement.

5.5         Purchaser will use its best efforts to keep the information in this Subscription Agreement strictly confidential, and subject to Section 3.1(c), the Company will use its best efforts to keep the information provided in the Confidential Purchaser Questionnaire and this Subscription Agreement strictly confidential. The Company may present this Subscription Agreement and the information provided in the Confidential Purchaser Questionnaire to (i) such parties as it deems advisable if compelled by law or called upon to establish the availability under any Federal or state securities laws of an exemption from registration of the Offering or if the contents hereof are relevant to any issue in any action, suit, or proceeding to which the Company is a party or by which the Company is or may be bound and (ii) Bank Regulatory Authorities and FFKY and its representatives to provide evidence of capital commitments to the Company in connection with the Acquisition.

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5.6          In the event of a dispute regarding this Subscription Agreement that results in litigation or arbitration, the prevailing party, as determined by the finder of facts, shall be entitled to an award of reasonable attorneys’ fees.

5.7          NOTWITHSTANDING THE PLACE WHERE THIS SUBSCRIPTION AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF INDIANA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

5.8          The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

5.9          This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

5.10        In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that the Company’s and the Purchaser’s rights and privileges shall be enforceable to the fullest extent permitted by law.

5.11        Except as required by law, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Purchaser without the prior consent of the Company.

5.12        All representations, warranties, and covenants contained in this Subscription Agreement shall survive the delivery of the Contingent Shares to the Purchaser for a period of one year after the Closing Date.

5.13        Termination.

(a)         This Subscription Agreement may be terminated prior to the Closing:

(1)         by mutual written consent of the Purchaser and the Company;

(2)         by the Company or the Purchaser, upon written notice to the other party, in the event that the Closing does not occur on or before the Expiration Date;

(3)         by the Company or the Purchaser, upon written notice to the other party, in the event that any Governmental Entity issues any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Subscription Agreement, and such order, decree, injunction or other action shall have become final and non-appealable;

(4)         by the Company or the Purchaser, upon written notice to the other party, if the Company or the Purchaser or any of their respective affiliates receives written notice from or is otherwise advised by a Governmental Entity that it will not grant (or intends to rescind or revoke if previously approved) any required approval;

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(5)         by the Purchaser, if the Purchaser or any of its affiliates receives written notice from or is otherwise advised by a Governmental Entity that it will not grant any required approval with respect to the Purchaser on the terms contemplated by this Subscription Agreement without imposing a condition that would so materially adversely impact the economic or business benefits of the transaction for which the subject approval was requested or would so restrict Purchaser’s or its affiliates’ ability to conduct their business (including future transactions) that, had such condition been known, Purchaser would not, in its reasonable judgment, have sought the subject approval;

(6)         by the Purchaser, if the Purchaser is not in material breach of any of the terms of this Subscription Agreement, and there has been a material breach of any representation, warranty, covenant or agreement made by the Company in this Subscription Agreement, or any such representation and warranty shall have become materially untrue after the date of this Subscription Agreement, and such breach or condition is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given to Company.

(b)          Nothing in this Section 5.13 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Subscription Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Subscription Agreement. Upon a termination in accordance with this Section 5.13, the Company and the Purchaser shall not have any further obligation or liability (including arising from such termination) to the other, except as provided in this Article V.

5.14        Information Rights. Commencing on the execution date of this Subscription Agreement and continuing until the earlier of the Closing and the date that this Subscription Agreement is terminated, the Company shall (a) promptly, but in any event within two (2) business days, notify Purchaser of any material breach of any representation, warranty, covenant or agreement made by the Company in this Subscription Agreement, or if any such representation or warranty shall become materially untrue, and (b) within five (5) business days after written request of Purchaser, provide written reports (which may be provided by e-mail) to the Purchaser regarding the status of the Acquisition and such other matters as may be reasonably requested by Purchaser.

5.15        Joint and Several. The obligations of Purchaser hereunder shall be joint and several.

NOTE: YOU MUST COMPLETE AND SIGN THE CONFIDENTIAL PURCHASER QUESTIONNAIRE, THE IRS FORM W-9 ATTACHED AS EXHIBIT B HERETO.

Signatures appear on the following page

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IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

JAM Special Opportunities Fund III, LP		Investure Global Equity (JAM), LLC
By:	/s/ Sy Jacobs	By:	/s/ Sy Jacobs
Name: Sy Jacobs		Name: Sy Jacobs
Title: Managing Member of Investment Manager		Title: Managing Member of Investment Manager

JAM Consolidation Fund, LP
By:	/s/ Sy Jacobs
Name: Sy Jacobs
Title: Managing Member of Investment Manager

Date: April 21, 2014

Number of Contingent Shares subscribed for: 200,000 Shares. (Allocated: 80,024 Contingent Shares for JAM Special Opportunities Fund; 80,024 Contingent Shares for Investure Global Equity (JAM), LLC; 39,952 Contingent Shares for JAM Consolidation Fund, LP)

Purchase Price Per Contingent Share: $22.33

Indicated Anticipated Percentage (post-Closing):                     %

Purchase Price (Aggregate Subscription Amount):$4,466,000.00

You must pay the above subscription amount at the times and to the extent provided in Article I of the Subscription Agreement. To the extent the Common Shares to be held by Purchaser and its affiliates would, after giving effect to the issuance of Common Shares in the Offering and the Acquisition, would exceed 9.9% of the outstanding Common Shares in the Company, the number of Common Shares to be issued hereunder will (unless the Company elects to the contrary) be adjusted as contemplated by the Subscription Agreement.

Accepted as of the 21st day of April, 2014.

COMMUNITY BANK SHARES OF INDIANA, INC.

By:	/s/ Paul A. Chrisco
Paul A. Chrisco
Executive Vice-President and Chief Financial Officer

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EXHIBIT A

Acquisition – Basic Terms

•	Community Bank Shares of Indiana, Inc. (NASDAQ CM: CBIN) would acquire all the issued and outstanding common shares of First Financial Service Corporation (NASDAQ GM: FFKY) pursuant to a statutory share exchange.

•	The exchange consideration will be approximately 0.153 shares of CBIN common stock for each outstanding share of FFKY common stock, for a total of no more than 786,322 shares of CBIN common stock to be issued in the acquisition. The consideration is subject to adjustment. Fractional shares of CBIN resulting from the share exchange and “in the money” options of FFKY will receive cash consideration. Based on CBIN’s 20 trading day average common stock price of $22.33, the value of FFKY’s common stock, including the estimated value of the options, in the Acquisition transaction is approximately $17.9 million.

•	CBIN has agreed to add an FFKY director to CBIN’s board of directors and to add an FFKY director Your Community Bank’s board of directors.

•	FFKY’s subsidiary bank, First Federal Savings Bank of Elizabethtown, Kentucky, will at or immediately following closing of the acquisition be merged into and operated as part of CBIN’s largest subsidiary bank, Your Community Bank.

•	As part of the transaction, the outstanding preferred stock of FFKY, all of which was issued in the Troubled Asset Relief Program (TARP), will be redeemed at or promptly following closing of the acquisition. A majority of the preferred stock has contractually agreed to redemption at a discount to liquidation value. It is anticipated FFKY’s trust preferred securities financings will remain outstanding following closing.

2